AMENDMENT NO. 2 TO RIGHTS AGREEMENT


     AMENDMENT NO. 2 dated as of May 2, 2000 to the Rights Agreement dated as of August 7, 1990 and amended as of June 1, 1999 (the "Rights Agreement") between The Liberty Corporation, a South Carolina corporation (the "Company"), and American Stock Transfer & Trust Company (which replaced The Bank of New
York), as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H

     WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

     (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing Director" contained therein.

     (c) Section 1 of the Rights Agreement is hereby amended by inserting in the appropriate alphabetical position the following new definition:

     "Exempt Person" shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

     (d) Section 1 of the Rights Agreement is hereby amended by restating in its entirety the following definitions to read in full as follows:

     "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, shall on any date after August 7, 1990, become the Beneficial Owner of 20% or more of the shares of Common Stock then


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outstanding, but shall not include an Exempt Person; provided, however, that
(a) if the Board of Directors of the Company determines (whether prior to or after the date that, in the absence of such determination, would be a Distribution Date) in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable (as determined, in good faith, by the Board of Directors of the Company) divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement and (b) no Person shall become an "Acquiring Person" as the result of (i) an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 20% or more of the shares of Common Stock then outstanding, (ii) an increase in the proportionate number of shares of Common Stock beneficially owned by such Person to 20% or more of the Common Stock of the Company then outstanding (w) pursuant to a will or to the laws of descent and distribution, (x) by reason of any direct or indirect transfer to a member of the transferor's Immediate Family or to a trust for the benefit of a member of the transferor's Immediate Family (a "Transferee Trust"), (y) in connection with any divorce decree or settlement or (z) by reason of a direct or indirect transfer of shares of Common Stock held on the date of this Agreement by any trust or at any time by a Transferee Trust to any beneficiary of any such trust; or (iii) as a result of any acquisition by such person of shares of Common Stock pursuant to any employee benefit plan of the Company or any Subsidiary; provided further, however, that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of any of the transactions specified in the foregoing clauses (a) or
(b) and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than as specified in the foregoing clause (a) or (b) or pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 20% or more of the shares of Common Stock then outstanding.


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


     A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to have "Beneficial Ownership" of and to "beneficially own", any securities:

          (a) which such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

          (b) which such Person or any of its Affiliates or Associates, directly or indirectly, has

               (i) the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, (B) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (C) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(i) or Section 11(p) with respect to an adjustment to Original Rights; or

               (ii) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in


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


          accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on
          Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in subparagraph (b)(ii) immediately above) or disposing of any such securities;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "beneficially own" any securities that are "beneficially owned", including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

     (e) Section 1 of the Rights Agreement is hereby amended by (i) deleting from the definition of "Distribution Date" the first instance of the words "(or such later day as may be designated by action of a majority of the Continuing Directors)"; (ii) by replacing the second instance of the same words with the words "(or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors)"; and (iii) deleting the words "(other than the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such Plan)."

     (f) Section 1 of the Rights Agreement is hereby amended by replacing the date "August 7, 2000" from the definition of "Final Expiration Date" with the date "August 7, 2010".

     SECTION 2. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. Section 11 of the Rights Agreement is hereby amended by:

     (a) deleting the parenthetical clause "(or, if at such time there is an Acquiring Person, a majority of the Continuing Directors)" in subsection
(a)(iii)(B);


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     (b) replacing the words "Substitution Period in order to seek any authorization of additional shares and/or" in the third sentence of subsection
(a)(iii) thereof with the words "30-day period set forth above in order";

     (c) deleting the words "the later of" from the last sentence of subsection
(a)(iii) thereof;

     (d) deleting the words "and the first date that the right to redeem the Rights pursuant to Section 23 shall expire" from the last sentence of subsection (a)(iii) thereof;

     (e) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing Directors," from the fourth sentence of subsection
(d)(i) thereof;

     (f) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection (d)(i) thereof;

     (g) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof; and

     (h) deleting the words "selected by the Board of Directors" from subsection (d)(iii) thereof.

     SECTION 3. Redemption. Section 23(a) of the Rights Agreement is hereby amended by:

     (a) replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in the first sentence thereof with the words "occurrence of a
Section 11(a)(ii) Event";

     (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso; and

     (c) deleting the last sentence thereof.

     SECTION 4. Supplements and Amendments. Section 26 of the Rights Agreement is hereby amended in its entirety to read in full as follows:


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     For so long as the Rights are redeemable, the Company may, and the Rights
Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable; provided further that no amendment or supplement which alters the rights or duties of the Rights Agent hereunder may become effective without the prior written consent of the Rights Agent, which consent shall not be unreasonably withheld. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment.

     SECTION 5. Determination and Actions by the Board of Directors, Etc.
Section 28 of the Rights Agreement is hereby amended by:

     (a) deleting the first parenthetical clause from the second sentence thereof; and

     (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

     SECTION 6. Severability. Section 30 of the Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

     SECTION 7. Form of Right Certificate. Exhibit B to the Rights Agreement is hereby amended by:

     (a) replacing the date "September 6, 2000" in the legend with the date "May 2, 2010";

     (b) replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in the seventh paragraph thereof with the words "occurrence of a
Section 11(a)(ii) Event"; and


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     (c) replacing the "19__" in the date line each time it occurs in the "Form of Reverse Side of Right Certificate" with "2__".

     SECTION 8. Summary of Terms. Exhibit C to the Rights Agreement is hereby amended by:

     (a) deleting the words "in each case" in footnote 1 and the comma immediately following such words.

     (b) deleting the definition of "Acquiring Person" under the heading "Flip-In" and replacing it with the following:

     "Acquiring Person" means any person or group of affiliated or associated persons that becomes the beneficial owner of 20% or more of the Company's Common Stock, other than certain employee benefit plans of the Company; provided, however, that (i) if the Board of Directors determines in good faith that a person who would otherwise be an Acquiring Person became such inadvertently and without any intention of changing or influencing control of the Company and if such person promptly divests itself of sufficient shares of the Company's Common Stock such that the person would no longer be an Acquiring Person, such person shall not be deemed to be an Acquiring Person and (ii) such term does not include any person who beneficially owns 20% or more of the Company's Common Stock (1) as a result of the reduction in the number of shares of Common Stock outstanding due to the Company's acquisition of its Common Stock; (2) as a result of (a) transfer by will or the laws of descent and distribution, (b) the transfer of shares to any member of the transferor's immediate family or to a trust for the benefit of a member of the transferor's immediate family (a "Transferee Trust"), (c) a divorce decree or settlement or
(d) the transfer of shares held on the date of the Rights Agreement by any trust or at any time by any Transferee Trust to any beneficiary of such trust; or (3) as a result of any acquisition by such person of shares pursuant to any employee benefit plan of the Company. Any person or group that is not deemed to be an Acquiring Person by virtue of clauses (i) or (ii) of the preceding sentence may not acquire additional shares of Common Stock (other than through the means specified in clauses (i) or (ii) without then becoming an Acquiring Person)."

     (c) restating the language under the heading "Redemption" in its entirety to read in full as follows:

     "The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any person becomes an Acquiring Person."


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     (d) replacing the date "August 7, 2000" under the heading "Expiration"
with the date "August 7, 2010".

     (e) restating the language under the heading "Amendments" in its entirety to read in full as follows:

     "For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect."

     At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board of Directors in any respect that does not
(i) adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

     No amendment to the Rights Agreement that would alter the rights or duties of the Rights Agent may be made without the consent of the Rights Agent, which consent shall not be unreasonably withheld.

     SECTION 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to any applicable conflicts of law rules, except that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 11. Effectiveness. This Amendment shall become effective upon execution by each of the parties hereto of a counterpart hereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                      THE LIBERTY CORPORATION


                                      By: /s/ Martha G. Williams
                                         ------------------------------------
                                         Name:  Martha G. Williams
                                         Title: Vice President, General Counsel
                                                  and Secretary

                                      Post Office Box 789
                                      Wade Hampton Boulevard
                                      Greenville, South Carolina 29602
                                      Attention: Legal Department



                                      AMERICAN STOCK TRANSFER & TRUST
                                      COMPANY, as Rights Agent


                                      By: /s/ Herbert J. Lemmer
                                         ------------------------------------
                                         Name:  Herbert J. Lemmer
                                         Title: Vice President

                                      40 Wall Street, 46th Floor
                                      New York, New York 10005


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